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                                                                     Exhibit 5.1



October 13, 2005


Maritrans Inc.
Two Harbour Place
302 Knights Run Avenue
Suite 1200
Tampa, Florida 33602

RE: Maritrans Inc., Registration Statement on Form S-3 (Registration No. 333-128108)
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Ladies and Gentlemen:

We have acted as counsel to Maritrans Inc., a Delaware corporation (the "Company"), in connection with the filing of the referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to the proposed offering and sale of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock"), or one or more series of the Company's debt securities ("Debt Securities") with an aggregate initial public offering price or principal amount of up to $450,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Company, as amended (the "Certificate"), (ii) the By-Laws of the Company, as amended (the "By-Laws"), (iii) certain resolutions of the Company's Board of Directors (the "Board") relating to the Registration Statement and (iv) such other documents, records and instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that:

1. When (a) the Board has taken all necessary action to approve the issuance and sale of shares of Common Stock (the "Registered Shares"), the terms of the offering thereof and related matters, (b) the Registered Shares have been duly authorized in accordance with the Certificate,

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Maritrans Inc.
October 13, 2005
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By-Laws and applicable Delaware law and (c) the Registered Shares have been issued and delivered in accordance with the terms of an applicable definitive purchase, underwriting or other agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, the Registered Shares will be validly issued, fully paid and non-assessable.

2. With respect to any series of Debt Securities (collectively, the "Offered Debt Securities"), when (i) the Board has taken all necessary action to approve the issuance and terms of such Offered Debt Securities and related matters; (ii) the Company, in accordance with the approval of the Board, has entered into an Indenture (the "Indenture") between the Company and the bank or trust company identified in such Indenture as the trustee with respect to such Offered Debt Securities (each, a "Trustee"), and the execution, delivery and performance of the Indenture did not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; (iii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (iv) the underwriting agreement, distribution agreement or other applicable purchase agreement with respect to the Offered Debt Securities (the "Purchase Agreement") has been duly authorized, executed and delivered by the Company, in accordance the approval of the Board, and the other party or parties thereto; (v) the terms of such Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Company's Certificate or By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) such Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, such Offered Debt Securities, when issued and sold in accordance with the Indenture and the related Purchase Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions expressed above are subject to the following limitations, qualifications and assumptions:

     A. For the purposes of the opinions expressed above, we have assumed that
(1) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded; (2) a prospectus supplement will have been prepared and filed with the SEC describing the Registered Shares and/or Offered Debt Securities offered thereby and will comply with all applicable laws; (3) all Registered Shares and Offered Debt Securities will have been issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus supplement; and (4) the Indenture will be duly authorized, executed and delivered by the Trustee, that the Indenture will constitute a legal, valid and binding obligation of the Trustee, and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     B. The opinions expressed herein are subject to (a) bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally,


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Maritrans Inc.
October 13, 2005
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(b) general principles of equity, (c) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency and (d) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

     C. The opinions expressed herein are limited to the laws of the United States, the Delaware General Corporation Law and, with respect to our opinion in paragraph 2 above, the State of New York, and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP
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